Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter Ended March 31, 2013.

WAUWATOSA, WI – 4/30/2013 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the first quarter of 2013 of $4.6 million, compared to $2.2 million for the first quarter of 2012.  Income before income taxes was $7.5 million for the first quarter of 2013, compared to $2.2 million for the first quarter of 2012. Net income per diluted share was $0.15 for the first quarter of 2013 as compared to $0.07 per diluted share for the first quarter of 2012.

"I am pleased to report net income at the Bank for the fifth consecutive quarter," said Doug Gordon, President and Chief Executive Officer of the Company. "These results demonstrate the strength of our core businesses, the positive effect of our efforts to diversify our earnings stream and the hard work of our dedicated employees."

The Waterstone mortgage banking segment reported net income of $2.6 million for the quarter ended March 31, 2013 compared to $1.2 million for the quarter ended March 31, 2012.  The increase in mortgage banking income was the result of an increase in the volume of loans originated and sold and in the margins earned on the transactions in 2013 compared to 2012.  The community banking segment net income for the quarter ended March 31, 2013 totaled $1.9 million compared to $704,000 for the first quarter of 2012.  Community banking operations were positively impacted by a $1.9 million decline in its provision for loan losses from $3.7 million in the first quarter of 2012 to $1.8 million in the first quarter of 2013 and by a $1.3 million decline in real estate owned expense from $1.4 million in the first quarter of 2012 to $141,000 in the first quarter of 2013.

Credit quality continued its steady pace of improvement in the first quarter.  Total nonperforming assets as a percentage of total assets declined to 5.94% at March 31, 2013 from 6.66% at December 31, 2012 and from 8.70% at March 31, 2012.  Nonaccrual loans declined by 11.7% to  $66.0 million at March 31, 2013 from $74.7 million at December 31, 2012 while real estate owned declined by 14.4% to $30.8 million from $36.0 million.  This equates to a decline in total nonperforming assets of 12.5% to $96.8 million at March 31, 2013 from $110.6 million at December 31, 2012.  Nonaccrual loans declined by 28.2% to  $66.0 million at March 31, 2013 from $91.8 million at March 31, 2012 while real estate owned declined by 45.0% to $30.8 million from $56.0 million.  This equates to a decline in total nonperforming assets of 34.6% to $96.8 million at March 31, 2013 from $147.8 million at March 31, 2012.  Total delinquent loans declined during the quarter ended March 31, 2013 by 4.4% to $71.2 million from $74.5 million at December 31, 2012.  Total delinquent loans declined by 19.1% to $71.2 million at March 31, 2013 from $88.0 million at March 31, 2012.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, thrift holding company headquartered in Wauwatosa, WI.  With $1.63 billion in assets at March 31, 2013, Waterstone has eight community bank branches in the metropolitan Milwaukee market and mortgage banking offices in eleven states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2012 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC.

SUMMARY OF KEY QUARTERLY FINANCIAL DATA (unaudited)
(dollars in thousands)
	2013	2012
	Q1	Q4	Q3	Q2	Q1
Performance Ratios:
Return on average assets	1.14%	4.28%	2.00%	1.45%	0.52%
Return on average equity	9.14%	37.42%	18.26%	14.12%	5.24%
Net interest margin	2.66%	2.67%	2.67%	2.65%	2.62%
Efficiency ratio	71.95%	80.64%	72.42%	77.44%	76.75%
Condensed Income Data:
Net interest income	$10,146	$10,256	$10,635	$10,628	$10,426
Provision for loan losses	1,760	1,200	2,000	1,425	3,675
Total noninterest income	23,033	25,174	27,775	23,252	15,002
Total noninterest expense	23,871	28,570	27,817	26,236	19,515
Income before income taxes	7,548	5,660	8,593	6,219	2,238
Income tax expense (benefit)	2,923	(12,420)	145	41	30
Net income	$4,625	$18,080	$8,448	$6,178	$2,208
Asset Quality Data:
Allowance for loan losses	$29,298	$31,043	$30,967	$32,658	$33,047
Net charge-offs	3,505	1,124	3,691	1,793	3,058
Total past due loans	71,192	74,450	77,858	84,381	88,015
Impaired loans	90,981	94,971	107,725	118,226	121,673
Real estate owned	30,799	35,974	43,837	47,815	56,010
Average Balance Sheet Data:
Total assets	1,647,387	1,682,241	1,676,685	1,708,021	1,692,219
Loans receivable and held for sale	1,248,893	1,265,624	1,270,414	1,275,192	1,294,031
Mortgage-related securities	143,628	157,187	151,162	140,792	103,039
Total interest-earning assets	1,548,494	1,591,149	1,580,611	1,611,163	1,595,336
Interest-bearing deposits	887,252	936,121	949,174	1,009,215	1,018,616
Borrowings	485,259	483,445	487,078	472,052	457,658
Total interest-bearing liabilities	1,372,511	1,419,566	1,436,252	1,481,267	1,476,274
Total shareholders' equity	205,297	192,231	183,534	175,537	169,059
Capital Ratios:
Equity to total assets at end of the period	12.72%	12.20%	11.00%	10.46%	9.94%
Tier I capital to average assets (bank)	11.79%	11.13%	10.50%	9.82%	9.60%
Tier I capital to risk-weighted assets (bank)	17.49%	16.07%	14.37%	13.84%	13.42%
Total capital to risk-weighted assets (bank)	18.75%	17.34%	15.64%	15.11%	14.69%

WATERSTONE FINANCIAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
                                 (Unaudited)
	March 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$64,114	$71,469
Securities available for sale (at fair value)	220,471	205,017
Loans held for sale (at fair value)	104,168	133,613
Loans receivable, net of allowance for loan losses	1,095,639	1,102,629
Office properties and equipment	26,844	26,935
Real estate owned	30,799	35,974
Other assets	86,719	85,439
Total assets	$1,628,754	$1,661,076

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$914,919	$939,513
Borrowings	479,324	479,888
Other	27,406	39,041
Total liabilities	1,421,649	1,458,442
Common stock and additional paid-in capital	110,799	110,831
Retained earnings	141,112	136,487
Unearned ESOP shares	(1,494)	(1,708)
Accumulated other comprehensive income, net of taxes	1,949	2,285
Treasury shares, at cost	(45,261)	(45,261)
Total shareholders' equity	207,105	202,634
Total liabilities and shareholders' equity	$1,628,754	$1,661,076

WATERSTONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)
	For the Three Months Ended
	March 31,	Dec. 31,	March 31,
	2013	2012	2012
Interest income:
Loans	$15,213	$15,484	$16,572
Mortgage-related securities	437	667	863
Debt securities and short-term investments	536	491	707
Total interest income	16,186	16,642	18,142
Interest expense:
Deposits	1,466	1,673	3,204
Borrowings	4,574	4,713	4,512
Total interest expense	6,040	6,386	7,716
Net interest income	10,146	10,256	10,426
Provision for loan losses	1,760	1,200	3,675
Net interest income after provision for loan losses	8,386	9,056	6,751
Noninterest income:
Mortgage banking income	21,988	23,999	14,201
Other	1,045	1,175	801
Total noninterest income	23,033	25,174	15,002
Noninterest expense:
Compensation and employee benefits	16,482	20,081	10,637
Occupancy, office furniture and equipment	1,916	1,739	1,721
Advertising	824	627	555
Real estate owned	141	2,481	1,435
FDIC insurance premiums	673	660	941
Other	3,835	2,980	4,226
Total noninterest expense	23,871	28,570	19,515
Income before income taxes	7,548	5,660	2,238
Income taxes (benefit)	2,923	(12,420)	30
Net income	$4,625	$18,080	$2,208
Income per share:
Basic	$0.15	$0.58	$0.07
Diluted	0.15	0.58	0.07
Weighted average shares outstanding
Basic	31,123,857	31,085,390	31,024,139
Diluted	31,334,490	31,184,934	31,036,711